loanDepot, Inc. Addresses Notice of NYSE Trading Price Non-Compliance
•No immediate impact on listing of loanDepot’s Class A common stock or business operations
•Company intends to cure the deficiency and return to compliance with the NYSE listing standard
IRVINE, Calif.--(BUSINESS WIRE)-- loanDepot, Inc. (NYSE: LDI) (together with its subsidiaries, “loanDepot”) today announced that on August 21, it received a deficiency letter from the New York Stock Exchange (the “NYSE”) notifying loanDepot that it is not in compliance with applicable price criteria in the NYSE’s continued listing standards.
“As we continue to execute our transformation agenda to position loanDepot for profitable market share growth, we are making significant progress. In the last quarter, unit volume grew by 25%, revenue grew by 18%, and purchase market share grew by 33%. We executed a successful and strategic expansion into home equity lending, at scale, and re-entered the wholesale market,” said loanDepot Founder and Chief Executive Officer Anthony Hsieh. “We are making more loans, making them faster, and producing them at a lower cost. By continuously leveraging our unique assets, including one of the most differentiated customer acquisition and retention business models in the marketplace today, and by prudently and actively managing our capital and debt obligations, we believe we can create sustainable stockholder value. As we do that, we expect our stock price to reflect our success.”
This notice has no immediate impact on the ability of loanDepot’s Class A common stock to continue to trade on the NYSE during the cure period. Furthermore, there is no immediate impact on the ongoing business operations of loanDepot or its reporting requirements with the U.S. Securities and Exchange Commission.
The notice was received because as of August 20, 2026, the average closing price of loanDepot’s Class A Common Stock (the “Common Stock”) was less than $1.00 per share over a consecutive 30 trading-day period (the “Notice”).
loanDepot will respond to the NYSE within ten business days of receipt of the notice of its intent to cure the deficiency. Pursuant to the applicable NYSE rules, loanDepot has a six-month period following receipt of the Notice to bring its share price and average share price back above $1.00. LoanDepot will consider available alternatives to cure the stock price non-compliance, including, if necessary, a reverse stock split that would be subject to stockholder approval no later than at loanDepot’s next annual meeting of stockholders anticipated for early June 2027.

Forward Looking Statements
This press release contains forward-looking statements that can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “aim,” “anticipate,” “expect,” “goal,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could” and the negatives of those terms. Examples of forward-looking statements include, but are not limited to, statements relating to the Company’s ability to maintain the listing of its Common Stock on the NYSE, its intentions regarding regaining compliance with the minimum price condition of NYSE, the Company’s intended methods to cure such related deficiency, its ability to create stockholder value, and stock price expectations, as well as the Company’s anticipated business and financial performance, unique assets, capital management strategies, and profitable market share growth.
These forward-looking statements are based on current available operating, financial, economic and other information, and are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including but not limited to, the following: our ability to regain compliance with the minimum price condition of NYSE and cure such related deficiency; our ability to maintain listing on the NYSE; our ability to achieve the expected benefits of our strategic plans and priorities and the success of other business initiatives; our ability to effectively manage our capital and debt obligations, including by executing bond repurchases; our ability to achieve profitability; our loan production volume; our ability to maintain an operating platform and management system sufficient to conduct our business; our ability to maintain warehouse lines of credit and other sources of capital and liquidity; our ability to effectively utilize artificial intelligence and emerging technologies; adverse changes in macroeconomic and U.S residential real estate and mortgage market conditions, including changes in interest rates, changes in global trade policy and tariffs, geopolitical tensions and conflicts; our ability to address, repay and/or refinance our senior notes; and other risks detailed in the "Risk Factors" section of loanDepot, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025, as well as any subsequent filings with the Securities and Exchange Commission. Therefore, current plans, anticipated actions, and financial results, as well as the anticipated development of the industry, may differ materially from what is expressed or forecasted in any forward-looking statement. loanDepot does not undertake any obligation to publicly update or revise any forward-looking statement to reflect future events or circumstances, except as required by applicable law.
About loanDepot
Since its launch in 2010, loanDepot (NYSE: LDI) has revolutionized the mortgage industry with digital innovations that make transacting easier, faster and less stressful for customers and originators alike. The company, which is licensed in all 50 states, helps its customers achieve the American dream of homeownership through a broad suite of lending and real estate services that simplify one of life’s most complex transactions. loanDepot is also committed to serving the communities in which its team lives and works through a variety of local and national philanthropic efforts.
LDI-IR
Investor Contact:
Gerhard Erdelji
Senior Vice President, Investor Relations
loanDepot
(949) 822-4074 | gerdelji@loandepot.com

Media Contact:
Rebecca Anderson
Senior Vice President, Strategic Communications and Public Relations
loanDepot
(949) 822-4024 | rebeccaanderson@loandepot.com